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                                                                 EXHIBIT (23)(c)


                  Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report for the Gas Business, a business unit of Western Resources, Inc., dated February 4, 1997, included in WAI, Inc.'s Form S-4 Registration Statement as filed with the Securities and Exchange Commission on August 6, 1997, and to all references to our Firm included in this Registration Statement.



                               Arthur Andersen LLP


Kansas City, Missouri
June 18, 1998



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